Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, Data & Consulting Services Division of Schlumberger Technology Corporation hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84258, 33-89282, 33-88196, 333-07255, 333-27525, 333-30324, 333-30478, 333-52668, 333-67734, 333-67740, 333-109162, 333-118312, 333-126191, 333-135949 333-143990, 333-151762 and 333-157504), Form S-3 (File Nos. 333-142720, 333-151010, 333-151011, 333-155754, 333-156979) and Form S-4 (File No. 333-155755) of Chesapeake Energy Corporation of all references to our firm’s name and audit of portions of Chesapeake’s Energy Corporation’s proved natural gas and oil reserves estimates as of December 31, 2008, as described in our letter to Chesapeake Energy Corporation dated February 5, 2009, included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 2, 2009.

DATA & CONSULTING SERVICES

DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

/s/ Charles M. Boyer II
Name:	Charles M. Boyer II, PG, CPG, CCG
Title:	Operations Manager
Pittsburg Consulting Services

February 26, 2009